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EXHIBIT 3.1.12



                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
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                    Article of Amendment-Domestic Corporation
                                  (15 Pa C.S.)
Entity Number
2072587
                       __X__ Business Corporation (&1915)

                       _____ Nonprofit Corporation (&5915)

Name
DOUGLAS M. LURIO, ESQUIRE                    Document will be returned to the
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Address                                      name and address you enter to the left.
2005 MARKET ST., SUITE 2340
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City                State     Zip Code
PHILADELPHIA  PA     19103
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Fee$52                      Filed in the Department on State on MARCH 22 2002
                            ACTING
                                          /s/ C. Michael [illegible]
                                         _______________________________________
                                          Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.  The name of the corporation is:
USA TECHNOLOGIES, INC.
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2.  The  (a)address  of  this  corporation's  current  registered office in this
Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  Number and Street     City          State          Zip          County

200 PLANT AVENUE           WAYNE          PA           19087          DELWARE
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(b) Name of Commercial Registered Office Provider               County

c/o___________________________________________________________________________


3.  The statute by or under which it was incorporated:
             PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

4.  The date of its incorporation:  JANUARY 16, 1992

5.  Check, and if appropriate complete, one of the following:

__X__  The amendment shall be effective upon filing those Articles of Amendment in the
       Department of State.

_____  The amendment shall effective on: _____________ at _____________
                                            Date          Hour

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6.  Check on of the following:

__X__  The amendment was adopted by the shareholders or members pursuant to 15 Pa. C.S. ss
       1914(a) and (b) or ss 591(a).

_____ The amendment was adopted by the board of directors pursuant to Pa. C.S. ss 1914(c) or ss 5914(b).
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7.  Check, and if appropriate, complete one of the following:

_____  The amendment adopted by the corporation, set forth in full, is as follows.



______________________________________________________________________________

__X__  The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.
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8.  Check if the amendment restates the Articles:

_____ The restated Articles of Incorporation supersede the original articles and all amendments thereto.


                              IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

                              21st day of March,  2002
                              ----        -----  -----

                              USA TECHNOLOGIES, INC.
                              ---------------------------------
                                   Name of Corporation
                              /s/ George Jensen
                              _________________________________
                              George R. Jensen,  Signature

                              Chief Executive Officer
                              ---------------------------------
                                                Title
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                                   EXHIBIT "A"
                                     TO THE
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             USA TECHNOLOGIES, INC.


       Paragraph (A) Classes of Stock of Article 4 of the Articles of
                     ----------------
Incorporation of the Company shall be amended and restated to read in full as follows:


               "(A) Classes of Stock.  The aggregate
                    ----------------
                number of shares which the corporation shall have authority to issue is 86,800,000 shares, divided into 85,000,000 shares of Common Stock, without par value, and 1,800,000 shares of Series Preferred Stock, without par value."

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